Exhibit (2)(h)(4)

CARLYLE CREDIT INCOME FUND

1,200,000 SHARES

8.75% SERIES A TERM PREFERRED SHARES DUE 2028

UNDERWRITING AGREEMENT

October 18, 2023

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, New York 10019

as Representative of the several Underwriters

named on Schedule I hereto

Dear Ladies and Gentlemen:

Carlyle Credit Income Fund, a Delaware statutory trust (the “Fund”) and Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Advisor”), confirm their respective agreements with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Ladenburg Thalmann & Co. Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Fund of 1,200,000 shares (the “Firm Shares”) of 8.75% Series A Term Preferred Shares due 2028 (the “Preferred Shares”), to the several Underwriters, acting severally and not jointly, of the respective number of Firm Shares set forth opposite their respective names in Schedule I hereto, and (ii) the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of an additional 180,000 shares of Preferred Shares (the “Additional Shares”) solely to cover over-allotments, if any, in the sale of the Firm Shares. The Firm Shares to be purchased by the Underwriters and all or any part of the Additional Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the amount of Shares to be issued and sold pursuant to this underwriting agreement (this “Agreement”), including any limitations on the amount of securities sold by the Fund during any period under the Securities Act Regulations (as defined below) or such other rules and regulations as may be applicable to the Fund shall be the sole responsibility of the Fund, and the Underwriters shall have no obligation in connection with such compliance. The issuance and sale of the Shares pursuant to this Agreement will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Fund to use the Registration Statement to issue the Shares.

The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Prior to the Closing Time (as defined below), the Fund will file a supplement to the Company’s declaration of trust adopted by the board of trustees of the Fund establishing and designating the Preferred Shares (the “Supplement to the Declaration of Trust”) with the Secretary of State of the State of Delaware.

The Fund has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2 (File Nos. 333-272426 and 811-22554) relating to, among other securities, the Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it most recently became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B of the Securities Act Regulations, and all documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Registration Statement.” The base prospectus, dated September 28, 2023, included in the Registration Statement at the time it became effective on September 29, 2023 (including the information if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B of the Securities Act Regulations), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated October 18, 2023, filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and all documents incorporated or deemed to be incorporated therein by reference, that was used prior to the execution and delivery of this Agreement is hereinafter referred to, together with the Base Prospectus, as the “Preliminary Prospectus.” If the Fund has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Except where the context otherwise requires, “Prospectus,” as used herein, means the Base Prospectus and the final prospectus supplement (including all documents incorporated or deemed to be incorporated therein by reference) as filed by the Fund with the Commission pursuant to Rule 424(b) of the Securities Act Regulations. Any advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Advisor or any representative thereof for use in connection with the public offering or sale of the Shares are hereinafter referred to as “Sales Materials”; provided, however, that Sales Materials do not include any Roadshow Materials (as defined below).

On May 3, 2011, the Fund filed a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company under the 1940 Act. On or around October 19, 2023, the Fund will file with the Commission a Form 8-A to register the Preferred Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Fund has entered into an investment advisory agreement, dated as of July 14, 2023, with the Advisor, as temporarily modified by: (i) that certain Expense Limitation Agreement, dated as of July 14, 2023, by and between the Fund and the Advisor, and (ii) that certain Fee Waiver Agreement, dated as of July 14, 2023, by and between the Fund and the Advisor (collectively, the “Investment Advisory Agreement” and, together with this Agreement, the “Fund Agreements”).

The Fund, the Advisor and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Firm Shares. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, at a purchase price of $24.25 per share of Preferred Shares, the Fund agrees to sell to the Underwriters, severally and not jointly, the respective number of Firm Shares set forth in Schedule I opposite their respective names, and each Underwriter agrees, severally and not jointly, to purchase from the Fund the respective number of Firm Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(b) Additional Shares. In addition, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Fund, all or any part of the Additional Shares, plus any additional number of Additional Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof at the purchase price set forth in paragraph (1)(a) less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Firm Shares but not payable on such Additional Shares. The option granted by this Section 1(b) may be exercised only to cover over-allotments, if any, in the sale of the Firm Shares. The option hereby granted will expire on November 17, 2023, and may be exercised in whole or in part within such period. Such option shall be exercised upon written notice by the Representative to the Fund setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment for and delivery of such Additional Shares. Any such time and date of delivery and payment (an “Option Closing Time”) shall be determined by the Representative but shall not be later than ten (10) full business days (or earlier, without the consent of the Fund, than two (2) full business days) after the exercise of such option, nor in any event prior to the Closing Time (as defined below) or after November 21, 2023. If the option is exercised as to all or any portion of the Additional Shares, the Fund will sell that number of Additional Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

2. Payment and Delivery:

(a) Firm Shares. The Firm Shares to be purchased by each Underwriter hereunder, in definitive form, and registered in such names as the Representative may request in writing, shall be delivered by or on behalf of the Fund to the Representative, including, at the option of the Representative, through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Fund. The Fund will cause the certificates, if any, representing the Firm Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time, on the business day prior to the Closing Time with respect thereto at the office of the Representative, 640 Fifth Avenue, 4th Floor, New York, New York 10019, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on October 24, 2023 (unless another time and date shall be agreed to by the Representative and the Fund). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b) Additional Shares. Any Additional Shares to be purchased by each Underwriter hereunder, registered in such names as the Representative may request in writing at least 48 hours prior to each Option Closing Time, if any, shall be delivered by or on behalf of the Fund to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Fund at least 48 hours prior to each Option Closing Time, if any. The Fund will cause the certificates, if any, representing the Additional Shares to be made available for checking and packaging not later than 1:00 p.m., New York City time, on the business day prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Fund of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Fund and the Representative may agree upon in writing.

3. Representations and Warranties of the Fund and the Advisor:

The Fund represents and warrants to and agrees with, and the Advisor represents and warrants to and agrees with, each Underwriter (i) as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time, if any, or (ii) as of the time or times otherwise specified in such representation or warranty, as follows:

(a) the Fund has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. The Fund has filed the Preliminary Prospectus relating to the Shares in accordance with Rule 424(b) of the Securities Act Regulations. The Fund will file the Prospectus (containing the information required by Rule 430B of the Securities Act Regulations) relating to the Shares in accordance with Rule 424(b) of the Securities Act Regulations. As filed, the Prospectus shall, except to the extent the Representative shall consent in writing to a modification (such consent not to be unreasonably withheld or delayed), be in all substantive respects in the form furnished to the Representative prior to the Closing Time and each Option Closing Time, if any, or, to the extent not completed at the Closing Time and each Option Closing Time, if any, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus included in the Registration Statement, as amended or supplemented at the time the Registration Statement was declared effective) as the Fund has advised the Representative, prior to the Closing Time and each Option Closing Time, if any, will be included or made therein;

(b) the Fund has an authorized capitalization as set forth in both the Preliminary Prospectus and the Prospectus under the caption “Capitalization,” at the date indicated, as of the Initial Sale Time (as defined below), at the Closing Time, and each Option Closing Time, if any;

(c) all of the issued and outstanding shares of beneficial interests of the Fund have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of shareholders arising by operation of law, under the declaration of trust, certificate of incorporation, bylaws, Supplement to the Declaration of Trust or other applicable governing document (collectively, the “Charter Documents”) of the Fund, under any agreement to which the Fund is a party or otherwise; except as disclosed in both the Preliminary Prospectus and the Prospectus, there are no outstanding (x) securities or obligations of the Fund convertible into or exchangeable for any shares of beneficial interests of the Fund, (y) warrants, rights or options to subscribe for or purchase from the Fund any such shares of beneficial interests, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Fund to issue or sell any shares of beneficial interests, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d) the Fund is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute and deliver and perform its obligations under the Fund Agreements and to consummate the transactions contemplated therein;

(e) the Fund is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Fund (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); other than as disclosed in both the Preliminary Prospectus and the Prospectus, the Fund does not own, directly or indirectly, any shares of beneficial interests or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(f) the Fund, subject to the filing of the Prospectus under Rule 424(b) of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to make the public offering of Shares contemplated by this Agreement;

(g) the Fund is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(h) the Fund is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Fund is a party or by which it or its properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i) the execution, delivery and performance by the Fund of this Agreement, the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), the delivery of the Shares by the Fund, the Fund’s use of the proceeds from the sale of the Shares as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, the consummation by the Fund of the transactions contemplated by the Fund Agreements, and compliance by the Fund with the terms and provisions hereunder and thereunder, will not: (x) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Fund, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Fund is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Fund, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Fund;

(j) each of the Fund Agreements has been duly authorized, executed and delivered by the Fund and constitutes legal, valid and binding agreements of the Fund enforceable in accordance with their respective terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k) each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), the Fund’s shareholders have approved the Investment Advisory Agreement as required by Section 15(a) of the 1940 Act and the Fund’s board of trustees has approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Fund, as described in the Preliminary Prospectus and the Prospectus, are, and at all times through the Closing Time or any Option Closing Time, if any, will be, in compliance in all material respects with the provisions of the 1940 Act. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the Preliminary Prospectus and the Prospectus, assuming they are implemented as so described, comply, and at all times through the Closing Time or any Option Closing Time, as applicable, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act;

(l) except as disclosed in the Preliminary Prospectus and the Prospectus, no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto;

(m) no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Fund or any creditor of the Fund, or (iii) waiver or consent under any material agreement is required in connection with the Fund’s execution, delivery and performance of each of the Fund Agreements, its consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), and its delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the applicable Option Closing Time, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of Financial Industry Regulatory Authority (“FINRA”), (B) such approvals as may be required in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(n) except as disclosed in the Preliminary Prospectus and the Prospectus, the Fund has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Preliminary Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Fund is not in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any Legal Requirement applicable to the Fund the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the Preliminary Prospectus and the Prospectus;

(o) the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated or threatened by the Commission, and the Fund has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(p) the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act; the conditions to the use of Form N-2 in connection with this offering and the sale of the Shares as contemplated hereby have been satisfied, and each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the requirements of the Securities Act (including Rule 482 thereunder), the 1940 Act, and the applicable rules and interpretations of FINRA;

(q) the Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of its date and as of the Closing Time and each Option Closing Time, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Initial Sale Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) to the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Fund makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Prospectus or the Sales Materials in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Fund expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

(r) as of 5:00 p.m. (New York City Time) on the date of this Agreement (the “Initial Sale Time”), the Preliminary Prospectus (as most recently amended or supplemented immediately prior to the Initial Sale Time) and the pricing term sheet set forth in Schedule II hereto, when taken together as a whole, did not, and as of the Closing Time and each Option Closing Time, if any, the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Fund makes no warranty or representation with respect to any statement contained in or omitted from the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time, or the Prospectus, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Fund expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

(s) in connection with this offering, the Fund has not offered and will not offer its Preferred Shares or any other securities convertible into or exchangeable or exercisable for its Preferred Shares in a manner in violation of the Securities Act; the Fund (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, prior to the later to occur of (i) the Closing Time and (ii) each Option Closing Time, if any, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act (“Rule 405”)) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (A) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, (B) such materials as may be approved by the Representative and filed with the Commission in accordance with Rule 482 of the Securities Act Regulations, (C) the Sales Materials and (D) filings made under the Exchange Act following the Closing Time and each Option Closing Time, if any. Any Written Testing-the-Waters Communication (as defined below) and all other promotional materials (including “road show slides” or “road show scripts”) prepared by the Fund or the Advisor for use in connection with the offering and sale of the Shares (collectively, “Roadshow Material”) were used in accordance with Section 5(v). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405. The Written Testing-the-Waters Communication and the Roadshow Material, if any, are not inconsistent with the Registration Statement, the Preliminary Prospectus and the Prospectus in any material respects, and when taken together with the Preliminary Prospectus and the information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B, at the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t) the Preliminary Prospectus and the Prospectus delivered or to be delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

(u) there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Fund, threatened against the Fund, or any of its properties or, to the Fund’s knowledge, trustees, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(v) the financial statements, including the notes thereto, included in each of the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement and the amounts in both the Preliminary Prospectus and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, Preliminary Prospectus or the Prospectus; and the Fund does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, Preliminary Prospectus and the Prospectus;

(w) The independent registered public accounting firm whose reports on the financial statements of the Fund are filed with the Commission as part of each of the Registration Statement, the Preliminary Prospectus and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board;

(x) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Fund, contemplated or entered into by the Fund, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Fund, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Fund on any of its shares of beneficial interests, or any purchase by the Fund of any of its outstanding shares of beneficial interests;

(y) the Fund’s current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act and, after giving effect to the issuance and sale of the Shares, will be in compliance in all material respects with the 1940 Act;

(z) the shares of beneficial interests of the Fund, including the Shares and the Supplement to the Declaration of Trust, conform in all material respects to the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(aa) except as disclosed in both the Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Fund under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in both the Preliminary Prospectus and the Prospectus;

(bb) the Shares to be issued by the Fund pursuant to this Agreement have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Fund against payment therefor in accordance with the terms of this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Fund are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the Charter Documents of the Fund, or under any agreement to which the Fund is a party or otherwise;

(cc) the Fund will file a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act to register the Preferred Shares;

(dd) the Fund will submit a listing application for the listing of the Shares on the New York Stock Exchange and use its best efforts to maintain such listing;

(ee) the Fund has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund to facilitate the issuance, sale or resale of the Shares;

(ff) the Fund is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”)

(gg) any certificate signed by any officer of the Fund delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Fund to the Underwriters as to the matters covered thereby;

(hh) the Shares conform to the provisions of the Supplement to the Declaration of Trust and the relative rights, preferences, interests and powers of such Shares are set forth in the Supplement to the Declaration of Trust; the Supplement to the Declaration of Trust has been, or prior to the Closing Time will be, duly authorized and executed by the Fund in compliance with the Delaware Statutory Trust Act and filed by the Fund with the Secretary of State of the State of Delaware; the Supplement to the Declaration of Trust is, or by the Closing Time will be, in full force and effect; and the form of the certificate used to evidence the Preferred Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Fund;

(ii) the Fund has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Fund; and any real property and buildings held under lease by the Fund are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Fund;

(jj) the descriptions in each of the Registration Statement, the Preliminary Prospectus and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Fund and third parties expressly referenced in both the Preliminary Prospectus and the Prospectus are legal, valid and binding obligations of the Fund, enforceable against the Fund in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk) the statements in the Registration Statement, the Preliminary Prospectus or the Prospectus under the headings “Prospectus Summary – Operating and Regulatory Structure,” “Management and Incentive Fees,” “U.S. Federal Income Tax Matters,” “Additional U.S. Federal Income Tax Considerations,” “Description of the Series A Term Preferred Shares,” “Description of our Securities,” “Underwriting,” and “Regulation as a Closed-End Management Investment Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;

(ll) there are no contracts or documents that are required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, filed or incorporated by reference as required. All descriptions of contracts or documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Fund has not filed this Agreement or the opinion of Fund Counsel (as defined below) with respect to the legality of the Shares as exhibits to the Registration Statement, although all such exhibits will be filed with the Commission;

(mm) the Fund owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Fund to conduct the Fund’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and the Fund has not received written notice of any infringement of or conflict with (and the Fund does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(nn) the Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act), which (i) are designed to ensure that material information relating to the Fund, including its consolidated subsidiaries (the “Subsidiaries”), is made known to the Fund’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established;

(oo) the Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Preliminary Prospectus and the Prospectus, to the knowledge of the Fund, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Fund’s ability to record, process, summarize and report financial information to management and the Fund’s board of trustees, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal control over financial reporting;

(pp) except as otherwise disclosed in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, the Fund does not have any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

(qq) the Fund has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and have paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the respective books of such entities; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;

(rr) the Fund maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Fund is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Fund under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(ss) the Fund is not in violation of nor has it received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(tt) neither the Fund nor the Advisor or, to the knowledge of the Fund or the Advisor, any officer, trustee, director, agent or employee purporting to act on behalf of the Fund, the Advisor, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Fund or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Fund, (iv) violated any provision of the FCPA, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (v) made any other unlawful payment;

(uu) except as disclosed in the Preliminary Prospectus and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of an Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of an Underwriter;

(vv) except as otherwise disclosed in both the Preliminary Prospectus and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Fund to or for the benefit of any of the officers, trustees or affiliates of the Fund or any of the members of the families of any of them;

(ww) all securities issued by the Fund or any trusts established by the Fund have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

(xx) the Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Fund;

(yy) the Fund has filed the Notification of the registration of the Fund as an investment company under the 1940 Act;

(zz) any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus, the Sales Materials and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained the written consent to the use of such data from such sources to the extent required;

(aaa) except with respect to the Underwriters, the Fund has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(bbb) to the Fund’s and the Advisor’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Fund’s officers, trustees or 5% or greater securityholders, except as disclosed in writing to the Underwriters in connection with information that may be required to be provided to FINRA, and none of the Fund or the Advisor has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters, except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(ccc) no relationship, direct or indirect, exists between or among the Fund on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Fund on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus and which is not so described;

(ddd) as of the date hereof, the Fund does not have, and, at the Closing Time and each Option Closing Time, if any, the Fund will not have, any employees; to the knowledge of the Fund and the Advisor, there are no existing or threatened labor disputes with the employees of the Advisor which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Fund or the Advisor is aware of any plans of any executive, key employee or significant group of employees of the Advisor to terminate their employment;

(eee) the Fund and its officers and trustees, in their capacities as such, are, and at the Closing Time and any Option Closing Time, if any, will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(fff) the Fund intends to direct the investment of the net proceeds of the sale of the Shares and to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Code; the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC and intends to be treated as a RIC under Subchapter M of the Code for any taxable year in which the Fund is an investment company registered under the 1940 Act;

(ggg) none of the Fund, the Advisor or, to the Fund’s knowledge, any affiliates or any trustee, director, officer, agent or employee of, or other person associated with or acting on behalf of, the Fund or the Advisor (each, a “Person”) is (i) the subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to the Sanction, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(hhh) the operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the Fund’s knowledge, threatened;

(iii) as required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Fund has delivered to the Representative, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representative may have requested, together with copies of identifying documentation, and the Fund undertakes to provide such additional information and supporting documentation as the Representative may reasonably request in connection with the certification of the foregoing certification;

(jjj) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Fund or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Fund be considered an ineligible issuer; and

(kkk) as of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Shares and the use of proceeds therefrom, the Fund will be in compliance with the applicable asset coverage requirements set forth in Section 18 of the 1940 Act, taking into account the exemption provided under Section 18(e) of the 1940 Act.

4. Representations and Warranties of the Advisor:

The Advisor represents and warrants to, and agrees with, each Underwriter as of the Closing Time and each Option Closing Time, if any, as follows:

(a) the Advisor is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have an Advisor Material Adverse Effect (as defined below);

(b) the Advisor is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Advisor is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Preliminary Prospectus and the Prospectus; there does not exist any proceeding, or to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Advisor with the Commission or any applicable state regulatory authority;

(c) the Advisor has or had the requisite limited liability company power and authority to enter into this Agreement and the Investment Advisory Agreement; the execution and delivery of, and the performance by the Advisor of its obligations under, this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Advisor; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Advisor, and each such agreement constitutes the valid and legally binding agreement of the Advisor, enforceable against the Advisor in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Advisor’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d) the Investment Advisory Agreement is in full force and effect and neither the Advisor nor, to the knowledge of the Advisor, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Advisor under such document;

(e) the Advisor has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement and the Investment Advisory Agreement, as applicable;

(f) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or the Advisor’s property is pending or, to the knowledge of the Advisor, threatened that (i) is required to be described in the Preliminary Prospectus and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Advisor to fulfill its obligations hereunder or under the Investment Advisory Agreement, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Advisor, whether or not arising from transactions in the ordinary course of business (an “Advisor Material Adverse Effect”), except as set forth in or contemplated in the Preliminary Prospectus and the Prospectus;

(g) the Advisor is not in breach of, or in default under (and no event has occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which any of the Advisor or the Advisor’s properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect;

(h) since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Advisor Material Adverse Effect; and (ii) there have been no transactions entered into by the Advisor, which are material to the Advisor other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus;

(i) the Advisor possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, and the Advisor has not received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect and would not reasonably be expected to have an Advisor Material Adverse Effect on the transactions contemplated by this Agreement;

(j) there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Advisor, or any of the Advisor’s properties, or to the knowledge of the Advisor, the Advisor’s directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Advisor Material Adverse Effect;

(k) the Advisor owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Advisor Intellectual Property”), as are necessary to entitle the Advisor to conduct the Advisor’s business described in both the Preliminary Prospectus and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Advisor Material Adverse Effect; and the Advisor has not received written notice of any infringement of or conflict with (and the Advisor does not know of any such infringement of or conflict with) asserted rights of others with respect to any Advisor Intellectual Property which would reasonably be expected to have an Advisor Material Adverse Effect;

(l) no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Advisor or any creditor of the Advisor, or (iii) waiver or consent under any material agreement is required in connection with the Advisor’s execution, delivery and performance of this Agreement or the Fund Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), and the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the applicable Option Closing Time, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of FINRA or the New York Stock Exchange and (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(m) the Advisor owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(n) neither the execution, delivery or performance by the Advisor of this Agreement or the Investment Advisory Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to, (i) the Charter Documents of the Advisor, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Advisor is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Advisor of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Advisor or any of the Advisor’s properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Advisor Material Adverse Effect;

(o) the Advisor has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the issuance, sale or resale of the Shares and the Advisor is not aware of any such action taken or to be taken by any affiliates of the Advisor;

(p) the operations of the Advisor are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor, threatened;

(q) the Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization;

(r) the Advisor (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Advisor; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in an Advisor Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the Advisers Act;

(s) the description of the Advisor and its business, and the statements attributable to the Advisor, in each of the Registration Statement, the Preliminary Prospectus and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(t) the Advisor is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” (as defined in the 1940 Act);

(u) the Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(v) any certificate signed by any officer of the Advisor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor to the Underwriters as to matters covered thereby; and

(w) the Advisor’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Fund, its Subsidiaries and the Advisor as currently conducted. The Advisor implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the Fund’s, its Subsidiaries’ and the Advisor’s material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Advisor Material Adverse Effect. The Fund, its Subsidiaries and the Advisor are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Advisor Material Adverse Effect.

5. Certain Covenants of the Fund and the Advisor:

The Fund hereby agrees, and the Advisor hereby agrees, with each Underwriter:

(a) to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Underwriters in qualifying the offering of the Shares and the sale of the Shares under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares; provided, however, that the Fund shall not be required to qualify as a foreign organization, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and the sale of the Shares);

(b) that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Fund will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 424(b) of the Securities Act Regulations and will provide evidence satisfactory to the Representative of such timely filing; file any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (an “Issuer Free Writing Prospectus”) (including the pricing term sheet substantially in the form set forth in Schedule II hereto) to the extent required by Rule 433 under the Securities Act; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Fund shall have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Issuer Free Writing Prospectus in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Fund, or (v) if the Fund becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; and, so long as a prospectus is required to be delivered in connection with the offering of the Shares (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) (the “Prospectus Delivery Period”), to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(e) to furnish to the Representative for a period of three (3) years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Preferred Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Fund with the Commission, FINRA or any securities exchange, and (iii) such other information as the Representative may reasonably request regarding the Fund (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);

(f) to advise the Underwriters promptly of the happening of any event or development known to the Fund within the Prospectus Delivery Period which, in the judgment of the Fund or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Preliminary Prospectus or the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Representative copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Fund’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Preliminary Prospectus or the Prospectus so that the Preliminary Prospectus or the Prospectus as so amended or supplemented will not when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Preliminary Prospectus or the Prospectus will comply with applicable law;

(g) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus contemplated by Section 5(f);

(h) within the Prospectus Delivery Period, other than an amendment or supplement consisting solely of a document required to be filed under the Exchange Act following the Closing Time and each Option Closing Time, if any, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus to furnish a copy thereof to the Representative and counsel for the Underwriters and to obtain the consent of the Representative (which consent shall not be unreasonably withheld or delayed) to the filing;

(i) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Representative may reasonably request;

(j) to timely file with the Commission any documents required pursuant to Section 13, 14, or 15(d) of the Exchange Act during the Prospectus Delivery Period in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k) to apply the net proceeds from the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus;

(l) to make generally available to its security holders, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations covering a period of 12 months beginning after the effective date of the Registration Statement;

(m) to use its reasonable best efforts to effect the listing of the Shares on the New York Stock Exchange within 30 days of the Closing Time;

(n) to take all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual that are currently in effect and applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;

(o) to cooperate with the Representative and use its commercially reasonable efforts to permit the offered Shares to be eligible for clearance and settlement through the facilities of DTC;

(p) to refrain from selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, any Preferred Shares issued or guaranteed by the Fund or any securities convertible into or securities exchangeable or exercisable for Preferred Shares issued or guaranteed by the Fund or warrants or other rights to purchase Preferred Shares issued or guaranteed by the Fund, or filing or causing to be declared effective a registration statement under the Securities Act relating to the offer and sale of any Preferred Shares issued or guaranteed by the Fund or securities convertible into or exchangeable for

Preferred Shares issued or guaranteed by the Fund or other rights to purchase Preferred Shares issued or guaranteed by the Fund for a period of 30 days after the date hereof, without the prior written consent of Representative, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Shares and the sales to the Underwriters pursuant to this Agreement;

(q) not to, and to use its best efforts to cause its officers, trustees, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Fund, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Fund, to facilitate the issuance, sale or resale of any of the Shares or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Shares;

(r) that the Fund shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Fund in its reasonable discretion;

(s) that the Fund will comply with all of the provisions of any undertakings in the Registration Statement;

(t) that the Fund will use its reasonable best efforts to meet the requirements of Subchapter M of the Code to qualify as a RIC under the Code with respect to any fiscal year in which the Fund is a registered investment company;

(u) that the Fund will use its reasonable best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material information relating to the Fund and the assets managed by the Advisor is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (ii) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Fund’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Fund’s independent auditors and the audit committee of the Fund’s board of trustees;

(v) that before using, approving or referring to any Written Testing-the-Waters Communications and Roadshow Material, the Fund will furnish to the Representative and counsel for the Underwriters a copy of such material for review and will not use, approve or refer to any such material to which the Representative reasonably objects; and

(w) except by means of the Preliminary Prospectus and the Prospectus or as otherwise agreed by the parties, the Fund (including its agents and representatives, other than the Underwriters in their capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), and including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Fund from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the New York Stock Exchange and (ii) disseminating any additional Sales Materials used in connection with the Registration Statement other than in connection with the offer and sale of the Shares hereunder.

6. Payment of Expenses:

(a) The Fund agrees to pay or cause to be paid all costs and expenses incident to the performance of the Fund’s obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus and any other preliminary prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to soliciting dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to soliciting dealers (including costs of mailing and shipment), (iv) the qualification for the offering and the sale of the Shares under state laws that the Fund and the Underwriters have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to soliciting dealers), (v) the fees and disbursements of Katten Muchin Rosenman LLP with respect to any filing with FINRA and in its capacity as the Underwriters’ counsel up to but not exceeding $25,000, (vi) qualifying the Shares for inclusion in the book entry settlement system of DTC, (vii) the fees and expenses of any transfer agent or registrar for the Shares and documented miscellaneous expenses referred to in the Registration Statement, (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (ix) making roadshow presentations, written communications or Sales Materials with respect to the sale of the Shares, (x) preparing and distributing copies of the transaction documents for the Underwriters and their legal counsel, (xi) the fees paid to Egan Jones Ratings Company in connection with the rating of the Shares, and (xii) performing the Fund’s other obligations hereunder. It is understood and agreed that, except as provided in this Section 6(a) and Section 6(b) hereof, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any road show.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund shall be unable to perform its obligations under this Agreement, the Fund will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodation, travel and fees and disbursements of Underwriters’ counsel, and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7. Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Fund hereunder as of the Initial Sale Time and as of the Closing Time, and on each Option Closing Time, as applicable, the performance by the Fund and the Advisor of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a) the Fund shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Dechert LLP and Richards, Layton & Finger, P.A., each counsel for the Fund (“Fund Counsel”), addressed to the Underwriters and dated the Closing Time and such Option Closing Time, substantially in the form in Exhibit A;

(b) the Representative shall have received from the Fund’s independent public accounting firm letters dated, respectively: (i) the date of this Agreement; (ii) the Closing Time; and (iii) each Option Closing Time, if any, and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in Accounting Standards No. 6101: “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, if any, and certain financial information of the Fund and the Subsidiaries included in or incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Closing Time and each Option Closing Time, if any, shall use a “cut-off” date no more than 2 business days prior to such date of the Closing Time or such Option Closing Time, as the case may be;

(c) the Representative shall have received at the Closing Time and on each Option Closing Time the opinion of Katten Muchin Rosenman LLP, counsel for the Underwriters, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative;

(d) the Fund shall furnish to the Underwriters at the Initial Sale Time, the Closing Time and on each Option Closing Time, a certificate of its Chief Financial Officer in the form and substance satisfactory to the Representative;

(e) no amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing;

(f) prior to the Closing Time and each Option Closing Time: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative;

(g) all filings with the Commission required by Rule 424(b) under the Securities Act to have been filed by the Closing Time and each Option Closing Time, if any, shall have been made within the applicable time period prescribed for such filing by such Rule 424(b);

(h) between the time of execution of this Agreement and the Closing Time or the applicable Option Closing Time, there shall not have been any Material Adverse Change or Advisor Material Adverse Effect;

(i) the Fund shall have applied to have the Shares listed for trading on the New York Stock Exchange;

(j) the Fund will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Fund signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(k) the representations and warranties of the Fund in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(l) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(m) to the best of the signers’ knowledge, after reasonable investigation, when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the representations and warranties in Sections 3(q), 3(r) and 3(s) were true and correct; and

(n) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Fund, except transactions entered into in the ordinary course of business, (c) any change in the shares of beneficial interests or outstanding indebtedness of the Fund that is material to the Fund, (d) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interests of the Fund, or (e) any loss or damage (whether or not insured) to the property of the Fund which has been sustained or will have been sustained which has a Material Adverse Effect;

(o) the Advisor will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Advisor signed by an executive officer of the Advisor to the effect that the representations and warranties of the Advisor in this Agreement are true and correct as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Advisor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(p) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; and

(q) the Fund shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Preliminary Prospectus and the Prospectus, the representations, warranties and statements of the Fund contained herein, and the performance by the Fund of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

8. Termination:

(a) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, any Material Adverse Change, or material change in management of the Fund, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Fund has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the

New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other Governmental Authority, or (v) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, could reasonably be expected to have a material adverse effect on the securities markets in the United States, or (vi) a downgrading shall have occurred in the rating accorded the Shares by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares.

(b) If the Representative elects to terminate this Agreement as provided in this Section 8, the Fund and the Underwriters shall be notified promptly by telephone, promptly confirmed by e-mail.

(c) If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Fund shall be unable to comply in all material respects with any of the terms of this Agreement, the Fund shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6 and Section 11 hereof) and the Underwriters shall be under no obligation or liability to the Fund under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall use reasonable efforts, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). If, during such 36-hour period, the Representative shall not have made such arrangements, then the Fund shall be entitled to a further period of 36 hours within which to make arrangements for another party or parties satisfactory to the Representative to purchase the Defaulted Shares. Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of the total number of Shares to be purchased on such date, the Representative may terminate this Agreement by notice to the Fund, without liability of any party to any other party except that the provisions of Section 6 and Section 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Fund agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted underwriters selected by the Representative with the approval of the Fund or selected by the Fund with the approval of the Representative).

If a new underwriter or underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Fund or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the applicable Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any underwriter substituted under this Section 9 with the same effect as if such substituted underwriter had originally been named in this Agreement.

10. Indemnity and Contribution by the Fund and the Underwriters:

(a) Each of the Fund and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus (including the pricing term sheet set forth on Schedule II hereto), the Sales Materials or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from any such Preliminary Prospectus (including the pricing term sheet set forth on Schedule II hereto) or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Roadshow Material; except in each case of (i), (ii), (iii) and (iv) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 10(b). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Fund or the Advisor may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Fund and the Advisor pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Fund and the Advisor in writing of the institution of such action, and the Fund and the Advisor shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to notify the Fund and the Advisor will not relieve the Fund and the Advisor of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund and the Advisor in connection with the defense of such action, or the Fund and the Advisor shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Fund and the Advisor (in which case the Fund and the Advisor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Fund and the Advisor and paid as incurred (it being understood, however, that the Fund and the Advisor shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or its controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Fund and the Advisor shall not be liable for any settlement of any such claim or action effected without its consent.

(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless each of the Fund, the Advisor, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and the Fund’s officers that signed the Registration Statement, and any person who controls the Fund and/or the Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Fund or the Advisor or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the Preliminary Prospectus or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Preliminary Prospectus or Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representative to the Fund expressly for use therein. The following statements in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Fund for purposes of Section 3(q), Section 3(r) and this Section 10: (A) the names of the Underwriters set forth on the cover page and back page of the Prospectus and on page S-37, (B) the first and second sentence of the fourth full paragraph on page S-38, (C) the first sentence of the fifth full paragraph on page S-38, (D) the first sentence of the sixth full paragraph on page S-38, and (E) the last paragraph on page S-39.

If any action is brought against the Fund, the Advisor or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, the Advisor or such person shall promptly notify the Representative in writing of the institution of such action, and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve the Representative or any Underwriter of any obligation hereunder, except to the extent that the Representative’s ability to defend is actually impaired by such failure or delay. The Fund, the Advisor or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Advisor or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(c) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Advisor and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Advisor and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Fund, the Advisor and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund, the Advisor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d) The Fund, the Advisor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e) No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the 1940 Act.

11. Survival:

The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Fund contained in Section 3, Section 5 and Section 6 of this Agreement and the warranties and representations of the Advisor contained in Section 3, Section 4 and Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Fund, its trustees and officers, or any person who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Fund and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Fund, against any of the Fund’s officers and trustees, in connection with the issuance, sale and delivery of the Shares, or in connection with the Registration Statement, the Preliminary Prospectus or the Prospectus.

12. Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Fund acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, and the Fund is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Fund or its affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Fund with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund and that the several Underwriters have no obligation to disclose any of such interests. The Fund acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representative at Ladenburg Thalmann & Co. Inc., 640 Fifth Avenue, 4th Floor, New York, New York 10019, Attention: Jeffrey Caliva, with a copy to Katten Muchin Rosenman LLP, 1919 Pennsylvania Ave NW, Suite 800, Washington DC 20006, Attention: Vlad M. Bulkin; if to the Fund, shall be sufficient in all respects if delivered to the Fund at the offices of the Fund at One Vanderbilt Avenue, Suite 3400, New York, NY 10017, Attention: Lauren Basmadjian, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006-1110, Attention: Matthew J. Carter.

14. Governing Law; Headings:

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund, the Advisor and the controlling persons, trustees, directors and officers referred to in Section 10 and Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts and Electronic Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Fund and the Advisor on the one hand, and the Underwriters on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Fund and the Advisor on the one hand, and each of the Underwriters on the other.

Very truly yours,

CARLYLE CREDIT INCOME FUND

By:	/s/ Lauren Basmadjian
Name: Lauren Basmadjian
Title: Chief Executive Officer

CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C.

By:	/s/ Justin Plouffe
Name: Justin Plouffe
Title: Managing Director and Deputy Chief Investment Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

By:	/s/ Jeffrey Caliva
Name: Jeffrey Caliva
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Schedule I

Name of Underwriter	Aggregate Number of Firm Shares To Be Purchased
Ladenburg Thalmann & Co. Inc.	339,000
B. Riley Securities, Inc.	339,000
Oppenheimer & Co. Inc.	166,000
Piper Sandler & Co.	226,000
InspereX LLC	130,000

Total	1,200,000

Schedule II

Filed Pursuant to Rule 433 Issuer Free Writing Prospectus dated October 18, 2023

Relating to Preliminary Prospectus Supplement dated October 18, 2023 and

Prospectus dated September 29, 2023

Registration No. 333-272426

Carlyle Credit Income Fund

8.75% Series A Term Preferred Shares Due 2028

(Liquidation Preference $25.00 per share)

Pricing Term Sheet

October 18, 2023

The following sets forth the final terms of the 8.75% Series A Term Preferred Shares Due 2028 (the “Shares”) and should only be read together with the preliminary prospectus supplement, dated October 18, 2023, together with the accompanying prospectus dated September 29, 2023, relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Carlyle Credit Income Fund

Title of the Securities:	8.75% Series A Term Preferred Shares Due 2028 (the “Series A Term Preferred Shares”)

Rating*:	Egan-Jones Ratings Company: BBB+

Initial Number of Shares Being Offered:	1,200,000

Option:	The underwriters may purchase from the Issuer up to an additional 180,000 Shares, within 30 days.

Initial Public Offering Price:	$25.00 liquidation preference per share; $30,000,000 in aggregate liquidation preference (assuming the underwriters’ option is not exercised)

Underwriting Discount:	$0.75 per share; $900,000 total (assuming the underwriters’ option is not exercised)

Net Proceeds to the Issuer, before Expenses:	$24.25 per share; $29,100,000 total (assuming the underwriters’ option is not exercised); $33,465,000 total (if the underwriters’ option is exercised in full)

Trade Date:	October 19, 2023

Original Issue Date:	October 24, 2023 (T + 3)

Term Redemption Date:	October 31, 2028

Dividend Rate:	8.75% per annum

Dividend Payment Date:	Dividends will be payable monthly in arrears on the last business day of every month.

Dividend Period:	The initial dividend period for the Series A Term Preferred Shares will be the period from October 24, 2023, to, but excluding, November 30, 2023. The subsequent dividend periods will be the period from and including a dividend payment date to, but excluding, the next dividend payment date or the stated maturity, as the case may be.

Regular Record Dates for Dividend:	The record date for the initial dividend period will be November 10, 2023. Dividends with respect to any monthly dividend period will be declared and paid to holders of record of Series A Term Preferred Shares as their names appear on the registration books at the close of business on the applicable record date, which will be a date designated by the board of trustees that is not more than twenty (20) nor less than seven (7) calendar days prior to the applicable dividend payment date.

Business Days:	Each Monday, Tuesday, Wednesday, Thursday and Friday on which the New York Stock Exchange (“NYSE”) is open for trading.

Optional Redemption:	The Series A Term Preferred Shares may be redeemed at any time on or after October 31, 2025, in the Issuer’s sole option, in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Listing:	The Issuer intends to list the Shares on the NYSE and expects trading to begin within 30 days of the original issue date under the trading symbol “CCIA.”

CUSIP / ISIN:	92535C 500 / US92535C5004

Lead Bookrunner:	Ladenburg Thalmann & Co. Inc.

Joint Bookrunners:	B. Riley Securities, Inc., Oppenheimer & Co. Inc., Piper Sandler & Co. and InspereX LLC

Transfer Agent:	Equiniti Trust Company, LLC

* Note: Egan-Jones Ratings Company is a nationally recognized statistical rating organization (NRSRO). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer expects that delivery of the Shares will be made against payment therefor on or about October 24, 2023, which will be the third business day following the date of the pricing of the Shares (such settlement being herein referred to as “T+3”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Shares prior to the date of delivery hereunder will be required, by virtue of the fact that the Shares initially will settle in T+3 business days, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

Investors should consider the Issuer’s investment objectives, risks, charges and expenses carefully before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Issuer and the Shares and should be read carefully before investing. The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell securities and are not soliciting offers to buy securities in any jurisdiction where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with and has been declared effective by the SEC. Before you invest, you should read the Preliminary Prospectus and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by writing Ladenburg Thalmann & Co. Inc. at 640 Fifth Avenue, 4th Floor, New York, New York 10019, by calling toll-free 1-800-573-2541 or by sending an e-mail to: prospectus@ladenburg.com; copies may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.